UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 07, 2004

BWAY CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-12415	36-3624491
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8607 Roberts Drive, Suite 250
Atlanta, Georgia	30350-2237
(Address of principal executive offices)	(Zip Code)

(770) 645-4800
(Registrant’s telephone number)

Item 2. ACQUISITION AND DISPOSITION OF ASSETS

Effective July 7, 2004, BWAY Corporation, a Delaware corporation and the registrant hereunder (“BWAY”) acquired all of the issued and outstanding shares of stock of North America Packaging Corporation, a Delaware corporation (“NAMPAC”) from MVOC LLC, a Delaware limited liability company and sole owner of the common shares of NAMPAC (the “Acquisition”), pursuant to the Stock Purchase Agreement, dated as of May 28, 2004 (the “Agreement”). As a result of the Acquisition, NAMPAC became a wholly owned subsidiary of BWAY. A copy of the press release announcing the closing of the Acquisition is filed herewith as Exhibit 99.1.

The total cash consideration paid in the Acquisition was approximately $213.8 million, which was funded in part by a $30.0 million equity contribution from BWAY’s primary equity partner, Kelso & Company, along with BWAY senior management, and from the proceeds of a $225.0 million term loan facility (the “Term Loan”) under a credit facility jointly arranged by Deutsche Bank Securities Inc. and J.P. Morgan Securities, Inc. In addition to the cash consideration paid, BWAY paid or accrued approximately $8.0 million in transaction and financing costs associated with the Acquisition and new credit facility, respectively. A portion of the $210.0 million cash consideration paid at closing was used to extinguish all outstanding debt of NAMPAC. The cash consideration paid upon the closing of the Acquisition is subject to adjustment based upon the closing date working capital of NAMPAC, as provided in the Agreement.

Item 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On July 7, 2004, in connection with the Acquisition, BWAY and its parent company, BCO Holding Company (“BCO Holding”), entered into a new $255.0 million credit facility with various lenders and Deutsche Bank Trust Company Americas as administrative agent. The credit facility consists of (a) the Term Loan, maturing June 30, 2011 (or April 15, 2010, if all of BWAY’s $200 million aggregate principal amount of 10% Senior Subordinated Notes due 2010, including any additional notes issued under the related indenture, have not been refinanced as of April 15, 2010 upon the terms specified in the documentation for the credit facility) and (b) a $30.0 million revolving credit facility (the “Revolver”) maturing June 30, 2009. At closing, there were no borrowings drawn on the Revolver. During the first six years of the Term Loan, annual amortization, which is payable quarterly beginning September 30, 2004, is required in the amount of $0.9 million; thereafter, the remaining principal amount of the Term Loan is payable in four equal quarterly amortization payments, the final installment of which occurs on the Term Loan maturity date.

Interest accrues on the Term Loan and the Revolver at an applicable margin plus either (a) a base rate (which is the higher of prime or 0.5% in excess of the overnight federal funds rate) or (b) a Eurodollar rate. For the Term Loan, the applicable margins are initially fixed at 1.25% for base rate loans and at 2.25% for Eurodollar rate loans and range down to 1.00% and 2.00%, respectively, based upon meeting specified consolidated leverage ratio targets. For the Revolver, the applicable margins are initially fixed at 1.75% for base rate loans and 2.75% for Eurodollar rate loans and range down to 1.00% and 2.00%, respectively, based upon meeting specified consolidated leverage ratio targets. Borrowing at the base rate or the Eurodollar rate is at BWAY’s discretion.

BWAY’s obligations under the new credit facility are guaranteed by BCO Holding and each of BWAY’s domestic subsidiaries, and secured by substantially all of the assets of BCO Holding, BWAY and each of BWAY’s domestic subsidiaries.

At closing, a portion of the proceeds from the Term Loan financing were used to repay all outstanding principal, accrued interest and other amounts due under BWAY’s then existing $90.0 million revolving credit facility.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of businesses acquired.

The financial statements required by this item are not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information required by this item is not being filed herewith. To the extent such information is required by this item, it will be filed with the Securities and Exchange Commission by amendment as soon as practicable, but not later than 60 days after the date on which this Current Report on Form 8-K is required to be filed.

(c) Exhibits.

The following exhibits are filed herewith:

2.1	Stock Purchase Agreement by and among BWAY Corporation, North America Packaging Corporation, and MVOC LLC dated as of May 28, 2004 (incorporated by reference from the registrant’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on June 1, 2004).

10.1	Credit Agreement among BCO Holding Company, BWAY Corporation, Various Lenders and Deutsche Bank Trust Company Americas, as Administrative Agent, dated as of July 7, 2004.

10.2	Subsidiaries Guaranty among Armstrong Containers, Inc., North America Packaging Corporation, North America Packaging of Puerto Rico, Inc. and SC Plastics LLC, dated as of July 7, 2004.

10.3	Security Agreement among BCO Holding Company, BWAY Corporation, Armstrong Containers, Inc., North America Packaging Corporation, North America Packaging of Puerto Rico, Inc., SC Plastics LLC and Deutsche Bank Trust Company Americas, dated as of July 7, 2004.

10.4	Pledge Agreement among BCO Holding Company, BWAY Corporation, Armstrong Containers, Inc., North America Packaging Corporation, North America Packaging of Puerto Rico, Inc., SC Plastics LLC and Deutsche Bank Trust Company Americas, dated as of July 7, 2004.

99.1	Press Release, issued on July 7, 2004, announcing the registrant’s acquisition of North America Packaging Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY CORPORATION

By:	/s/ Kevin C. Kern
Name:	Kevin C. Kern
Title:	Vice President of Administration and Chief Financial Officer

Date: July 9, 2004

EXHIBIT INDEX

Exhibit No.	Description
2.1	Stock Purchase Agreement by and among BWAY Corporation, North America Packaging Corporation, and MVOC LLC dated as of May 28, 2004 (incorporated by reference from the registrant’s Current Report on Form 8-K originally filed with the Securities and Exchange Commission on June 1, 2004).

10.1	Credit Agreement among BCO Holding Company, BWAY Corporation, Various Lenders and Deutsche Bank Trust Company Americas, as Administrative Agent, dated as of July 7, 2004.

10.2	Subsidiaries Guaranty among Armstrong Containers, Inc., North America Packaging Corporation, North America Packaging of Puerto Rico, Inc. and SC Plastics LLC, dated as of July 7, 2004.

10.3	Security Agreement among BCO Holding Company, BWAY Corporation, Armstrong Containers, Inc., North America Packaging Corporation, North America Packaging of Puerto Rico, Inc., SC Plastics LLC and Deutsche Bank Trust Company Americas, dated as of July 7, 2004.

10.4	Pledge Agreement among BCO Holding Company, BWAY Corporation, Armstrong Containers, Inc., North America Packaging Corporation, North America Packaging of Puerto Rico, Inc., SC Plastics LLC and Deutsche Bank Trust Company Americas, dated as of July 7, 2004.

99.1	Press Release, issued on July 7, 2004, announcing the registrant’s acquisition of North America Packaging Corporation.